EXHIBIT 23.1


                       MIRSKY, FURST & ASSOCIATES, P.A.

                         CERTIFIED PUBLIC ACCOUNTANTS
                               201 MAIN STREET
                          FORT LEE, NEW JERSEY 07024

ROBERT MIRSKY, CPA                             (201) 947-2186
MARVIN FURST, CPA                              (212) 889-3410
ALAN P. KURINOVICH, CPA                      FAX (201) 947-6629



TO:   Board of Directors
      CRYO-CELL International, Inc.
      604 Packard Court
      Safety Harbor, Florida  34695

RE:   Consent to Use Opinion

We hereby consent to the use of our opinion (dated February 3, 1996 from the Form 10-KSB for the fiscal year end November 30, 1996) as herein described.

This consent is in connection with the registration under the Securities Act of 1993; as amended, of 25,000 shares of your Common Stock issued pursuant to options which have been granted under Agreements for Counseling and Advisory Services.

                                    MIRSKY, FURST & ASSOCIATES, P.A.

Fort Lee, New Jersey
April 22, 1997